                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            State Street Corporation
       -------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Massachusetts                  04-2456637
------------------------------------------ -------------------------------------
 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

           225 Franklin Street
          Boston, Massachusetts              02110
------------------------------------------ -------------------------------------
 (Address of Principal Executive Offices)  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [_]

Securities Act registration statement file number pursuant to which this form
relates:    333-98267
         ---------------
         (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:   Name of Each Exchange on Which Each
                                           Class is to be Registered:

 SPACES                                     New York Stock Exchange
------------------------------------------ -------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:  N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is the SPACES of State Street Corporation (the "SPACES").

     For a description of the SPACES, reference is made to the description of the SPACES included in the Prospectus Supplement dated January 14, 2003 relating to the SPACES, which description is incorporated herein by reference. The Prospectus Supplement forms part of the Registration Statement on Form S-3 (Commission File No. 333-98267), as amended and supplemented, which has been declared effective by the Securities and Exchange Commission. The final Prospectus Supplement has been filed pursuant to Rule 424(b)(5) under the Act and is incorporated herein by reference.

     This Registration Statement is being filed in connection with the listing of the SPACES on the New York Stock Exchange.

Item 2. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     1. Purchase Contract Agreement between the Registrant and Bank One Trust Company, N.A., as Purchase Contract Agent (filed with the Securities and Exchange Commission as Exhibit 4.29 to Registrant's Current Report on Form 8-K filed on January 21, 2003, and incorporated by reference herein).

     2. Pledge Agreement among the Registrant, Bank One Trust Company, N.A., as Purchase Contract Agent, and Bank One, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary (filed with the Securities and Exchange Commission as Exhibit 4.33 to Registrant's Current Report on Form 8-K filed on January 21, 2003, and incorporated by reference herein).

     3. Form of SPACES Certificate (included as Exhibit A to Exhibit 1 hereto).

     4. Form of Separate PACES Certificate (included as Exhibit B to Exhibit 1 hereto).

     5. Form of Separate COVERS Certificate (included as Exhibit C to Exhibit 1 hereto).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               STATE STREET CORPORATION


                               By:   /s/ Frederick P. Baughman
                                   ------------------------------
                                   Name: Frederick P. Baughman
                                   Title: Senior Vice President, Controller and
                                          Chief Accounting Officer

Date: January 21, 2003

                                      -3-